                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                               (Amendment No. 2)


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                        PALATIN TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------

     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------

     (3) Filing Party:
         -----------------------------------------------------------------------

     (4) Date Filed:
         -----------------------------------------------------------------------

                               PRELIMINARY COPIES
                                AMENDMENT NO. 2


                                     [LOGO]

                           PALATIN TECHNOLOGIES, INC.
                         214 CARNEGIE CENTER, SUITE 100
                          PRINCETON, NEW JERSEY 08540

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 30, 1997

To the Stockholders of Palatin Technologies, Inc.:

    NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the "Meeting") of PALATIN TECHNOLOGIES, INC., a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company, 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540 on July 30, 1997 at 11:00 a.m., local time, for the following purposes:

    1.  To approve the adoption of the Company's 1996 Stock Option Plan;

    2. To approve an amendment to the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") increasing the total number of authorized shares of capital stock from 27,000,000 shares to 85,000,000 shares, of which 75,000,000 shall be Common Stock, $.01 par value per share ("Common Stock") and 10,000,000 shall be Preferred Stock;

    3. To approve amendments to the Certificate of Incorporation which will effect a reverse stock split of the Company's Common Stock (such split to combine a number of outstanding shares of Common Stock between two (2) and four (4), such number consisting of only whole shares and tenths of shares, into one (1) share of common stock ("New Common Stock") depending upon a determination by the Board of Directors that such a reverse stock split is in the best interests of the Company and its stockholders, and authorizing the Board of Directors to file one such amendment; and

    4. To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

    The Board of Directors has fixed the close of business on June 27, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. A complete list of those stockholders will be open to examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours at the Company's executive offices at 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540 for a period of ten (10) days prior to the Meeting. The stock transfer books of the Company will not be closed.


    A copy of the Company's Transition Report on Form 10-KSB for the ten-month period ended June 30, 1996 as amended, and the Company's Quarterly Reports on Form 10-QSB for the quarters ended September 30, 1996, December 31, 1996 and March 31, 1997 as amended, accompany this Notice of Special Meeting of Stockholders. You should note that the Company changed is fiscal year-end to June 30.


    You are cordially invited to attend the Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to complete, sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                       By the order of the Board of Directors,

                                       John J. McDonough
                                       Secretary


Princeton, New Jersey
July 3, 1997

                               PRELIMINARY COPIES
                                AMENDMENT NO. 2


                           PALATIN TECHNOLOGIES, INC.

                                PROXY STATEMENT

                          SPECIAL MEETING OF STOCKHOLDERS

    This proxy statement ("Proxy Statement") and accompanying proxy ("Proxy") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Palatin Technologies, Inc., a Delaware corporation (the "Company"), of Proxies for use at the Special Meeting of Stockholders (the "Meeting") to be held at the principal executive offices of the Company, 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540 on July 30, 1997 at 11:00 a.m., local time, and for any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. Any stockholder giving a Proxy has the power to revoke it at any time before it is voted by execution of another proxy at a later date, by written notice of revocation forwarded directly to the Secretary of the Company or by voting in person at the Meeting. Attendance at the Meeting will not have the effect of revoking the Proxy unless the stockholder votes at the Meeting.


    The mailing address of the Company's principal executive office is 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540, Telephone No. (609) 520-1911. The approximate date on which this Proxy Statement and the accompanying form of Proxy are first being sent or given to stockholders is July 3, 1997.



    The Company has changed is fiscal year-end to June 30. All references herein to fiscal year 1996 relate to the ten-month transition period ended June 30, 1996.


                            SOLICITATION OF PROXIES


    The persons named as proxies are Mr. Edward J. Quilty and Carl Spana, Ph.D., both of whom are presently directors and officers of the Company. Shares of stock represented at the Meeting by the enclosed Proxy will be voted in the manner specified by the stockholder executing the same. Any executed Proxy on which no direction is specified will be voted for: the approval of the Company's 1996 Stock Option Plan (the "Option Plan"), the approval of the amendment to the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") increasing the total number of authorized shares of capital stock from 27,000,000 shares to 85,000,000 shares, of which 75,000,000 shares shall be Common Stock, $.01 par value per share ("Common Stock") and 10,000,000 shall be Preferred Stock, $.01 par value per share ("Preferred Stock") (the "Authorized Capital Amendment"), the approval of amendments to the Certificate of Incorporation (the "Reverse Split Amendment") which will effect a reverse stock split (the "Reverse Stock Split") of the Company's Common Stock, which will combine a number of outstanding shares of Common Stock (such number to be not less than two (2) nor more than four (4), and to be either a whole number or a whole number plus a number of tenths of shares) into one (1) share of common stock ("New Common Stock") depending upon a determination by the Board that the Reverse Stock Split is in the best interests of the Company and its stockholders, and authorizing the Board to file one such amendment, and in the discretion of the proxies on other business which may properly come before the Meeting. The cost of preparing, assembling and mailing the Proxy, this Proxy Statement and other material enclosed herewith will be borne by the Company. In addition to the solicitation of Proxies by the use of the mails, officers, employees and agents of the Company may solicit Proxies by telephone, telegram or other means of communication. The Company will request brokerage houses, banking institutions, and other custodians, nominees and fiduciaries, with respect to shares held of record in their names or in the names of their nominees, to forward the Proxy material to the beneficial owners and will reimburse them for their reasonable expenses in forwarding the Proxy material.


    Your vote is important. Accordingly, you are urged to complete, sign, date and return the accompanying Proxy whether or not you plan to attend the Meeting. If you do attend, you may give notice of revocation of your Proxy and vote by ballot at the Meeting.

                      SHARES OUTSTANDING AND VOTING RIGHTS


    Only holders of shares of Common Stock and holders of shares of Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), of record at the close of business on June 27, 1997 (the "Record Date") are entitled to vote at the Meeting or any postponement or adjournment thereof. On the Record Date there were issued and outstanding 12,081,496 shares of Common Stock and 137,780 shares of Series A Preferred Stock. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Series A Preferred Stock is entitled to approximately 80.6 votes. The 137,780 shares of Series A Preferred Stock outstanding are entitled to 11,111,208 votes in the aggregate, on all matters to be voted on.


    Except for voting on the Authorized Capital Amendment and the Reverse Split Amendment, holders of a majority of the votes of the shares of Common Stock and Series A Preferred Stock outstanding on the Record Date represented at the Meeting in person or by Proxy constitutes a quorum. For voting on the Authorized Capital Amendment and the Reverse Split Amendment, holders of a majority of the votes of the shares of each of the Common Stock and the Series A Preferred Stock outstanding on the Record Date represented at the Meeting in person or by Proxy constitutes a quorum. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for the purposes of determining the presence of a quorum.


    The affirmative vote of a majority of the votes present in person or by Proxy at the Meeting is required for the approval of the adoption of the Option Plan. The affirmative vote of a majority of the votes of the outstanding shares of each of the Common Stock and Series A Preferred Stock, voting separately, is required for the approval of the Authorized Capital Amendment. The affirmative vote of a majority of the votes of the outstanding shares of Common Stock and the affirmative vote of 66 2/3% of the votes of the outstanding shares of Series A Preferred Stock, voting separately, is required for the approval of the Reverse Split Amendment. Abstentions and broker non-votes will not be deemed affirmative votes, and will have the same effect as a negative vote on all proposals, even though the stockholder may interpret such action differently. Proxies received in response to this solicitation will, in the absence of any contrary instructions, be voted in favor of each proposal.


    There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon.

                          MERGER AND CHANGE IN CONTROL

    The Company, formerly Interfilm, Inc. ("Interfilm"), was incorporated under the laws of the State of Delaware on November 21, 1986. Interfilm consummated an initial public offering on October 28, 1993. On May 10, 1995, the Board of Directors of Interfilm decided to substantially curtail the operations of Interfilm and its subsidiaries. Interfilm conducted no business activities between May 10, 1995 and June 25, 1996.

    On June 25, 1996, a newly formed, wholly-owned subsidiary of Interfilm, Interfilm Acquisition Corporation, a New Mexico corporation, merged with and into RhoMed Incorporated ("RhoMed"), a New Mexico corporation, and all of RhoMed's outstanding equity securities were ultimately exchanged for equity securities of the Company (the "Merger"). As a result of the Merger, RhoMed became a wholly-owned subsidiary of the Company, with the holders of RhoMed preferred stock and RhoMed common stock (including the holders of "RhoMed Derivative Securities" as hereafter defined) receiving an aggregate of approximately 96% of the equity securities of the Company on a fully-diluted basis. Additionally, all warrants and options to purchase common stock of RhoMed outstanding immediately prior to the Merger (the "RhoMed Derivative Securities"), including without limitation, any rights underlying options granted pursuant to RhoMed's qualified and nonqualified stock option plans, were converted into rights to receive, upon exercise, the Common Stock, in the same proportion in which shares of RhoMed common stock were converted to Common Stock. Because the former stockholders of

RhoMed acquired, by reason of the Merger, more than a 50% controlling interest in the Company, the Merger resulted in a change in control of the Company, with the former stockholders of RhoMed acquiring control of the Company.

    Effective upon and as a condition of the Merger, the pre-Merger Board of Directors of the Company resigned and was replaced by the Board of Directors of RhoMed, then consisting of Edward J. Quilty, Buck A. Rhodes, Carl Spana and Michael S. Weiss. Buck A. Rhodes resigned as a director effective June 30, 1996. On August 1, 1996, the Board elected James T. O'Brien and Richard J. Murphy as directors of the Company, and on August 28, 1996, the Board elected John K.A. Prendergast as a director of the Company.

                             PRINCIPAL STOCKHOLDERS


    Set forth below is information, as of June 30, 1997, concerning the stock ownership and voting power of all persons (or groups of persons) known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock, or Series A Preferred Stock, each director of the Company, each of the executive officers included in the Summary Compensation Table and all directors and executive officers of the Company as a group.



                                                              AMOUNT AND NATURE
                   NAME AND ADDRESS                             OF BENEFICIAL        PERCENT OF         PERCENT OF
TITLE OF CLASS     OF BENEFICIAL OWNER                         OWNERSHIP(1)(2)          CLASS         VOTING POWER(2)
-----------------  -----------------------------------------  ------------------  -----------------  -----------------
Common Stock       Edward J. Quilty.........................          589,223(3)            4.7%                 *
                   c/o Palatin Technologies, Inc.
                   214 Carnegie Center, Suite 100
                   Princeton, NJ 08540

Common Stock       Carl Spana, Ph.D.........................          340,243(4)            2.7%                 *
                   c/o Palatin Technologies, Inc.
                   214 Carnegie Center, Suite 100
                   Princeton, NJ 08540

Common Stock       Charles L. Putnam........................          194,618(5)            1.6%                 *
                   c/o Palatin Technologies, Inc.
                   214 Carnegie Center, Suite 100
                   Princeton, NJ 08540

Common Stock       Michael S. Weiss.........................          107,321(6)              *                  *
                   c/o Palatin Technologies, Inc.
                   214 Carnegie Center, Suite 100
                   Princeton, NJ 08540

Common Stock       James T. O'Brien.........................            9,266(7)              *                  *
                   c/o Palatin Technologies, Inc.
                   214 Carnegie Center, Suite 100
                   Princeton, NJ 08540

Common Stock       Richard J. Murphy........................            9,266(7)              *                  *
                   c/o Palatin Technologies, Inc.
                   214 Carnegie Center, Suite 100
                   Princeton, NJ 08540

Common Stock       John K.A. Prendergast, Ph.D..............           51,695(8)              *                  *
                   c/o Palatin Technologies, Inc.
                   214 Carnegie Center, Suite 100
                   Princeton, NJ 08540

Common Stock       Lindsay A. Rosenwald, M.D................        4,245,212(9)           31.8%              16.2%
                   787 Seventh Avenue
                   New York, NY 10019

Common Stock       RAQ, LLC.................................        1,657,070(10)          13.7%               7.1%
                   787 Seventh Avenue
                   New York, NY 10019

Common Stock       Paramount Capital Asset Management,              2,322,159(11)          18.9%               9.1%
                   Inc......................................
                   787 Seventh Avenue
                   New York, NY 10019

                                                              AMOUNT AND NATURE
                   NAME AND ADDRESS                             OF BENEFICIAL        PERCENT OF         PERCENT OF
TITLE OF CLASS     OF BENEFICIAL OWNER                         OWNERSHIP(1)(2)          CLASS         VOTING POWER(2)
-----------------  -----------------------------------------  ------------------  -----------------  -----------------
Common Stock       The Aries Trust..........................        1,588,797(12)          12.5%               6.3%
                   c/o MeesPierson (Cayman) Limited
                   P.O. Box 2003
                   British American Centre,
                   Phase 3.
                   Dr. Roy's Drive
                   George Town, Grand Cayman

Common Stock       Aries Domestic Fund, L.P.................          733,362(13)           5.9%               2.8%
                   787 Seventh Avenue
                   New York, NY 10019

Common Stock       Essex Woodlands Health Ventures, L.P.            1,209,677(14)           9.1%               5.2%
                   Fund III.................................
                   2170 Buckthorne, Suite 170
                   The Woodlands, TX 77380

Series A           Lindsey A. Rosenwald, M.D................           10,000(15)           7.2%               3.5%
Preferred Stock    787 Seventh Avenue
                   New York, NY 10019

Series A           Paramount Capital Asset Management,
Preferred Stock    Inc......................................           10,000(16)           7.2%               3.5%
                   787 Seventh Avenue
                   New York, NY 10019

Series A           Essex Woodlands Health Ventures, L.P.               15,000              10.1%               5.2%
Preferred Stock    Fund III.................................
                   2170 Buckthorne, Suite 170
                   All directors and executive officers as a
                   group (eight (8) persons)................        1,332,088(17)          10.2%               1.5%


------------------------

*   Less than one percent.


(1) With respect to Common Stock, this column includes shares of Common Stock issuable upon exercise of options or warrants currently exercisable or exercisable within 60 days following June 30, 1997, and shares of Common Stock issuable upon conversion of Series A Preferred Stock. No director or officer owns any Series A Preferred Stock. Beneficial ownership includes direct or indirect voting or investment power. All shares listed in the table are beneficially owned and sole voting and investment power is held by the persons named, except as otherwise noted.



(2) All Common Stock numbers in the table represent shares of Common Stock without giving effect to the Reverse Stock Split as set forth in Proposal No. 3. The Common Stock has one vote for each share and the Series A Preferred Stock has approximately 80.6 votes for each share, subject to adjustment upon the occurrence of certain events (see Proposal No. 2). Voting power is calculated on the basis of the aggregate of Common Stock and Series A Preferred Stock outstanding as of June 27, 1997, the Record Date. On the Record Date, there were 12,081,496 shares of Common Stock outstanding, and 137,780 shares of Series A Preferred Stock outstanding, entitled to a maximum of 11,111,208 votes in the aggregate. In the case of Series A Preferred Stock voting separately as a class, voting power is equal to the percent of the class owned.



(3) Includes (i) 59,899 shares of Common Stock issuable upon exercise of options granted pursuant to RhoMed's 1995 Employee Incentive Stock Option Plan, of which options with respect to 35,940 shares of Common Stock are currently exercisable and options with respect to 23,959 shares of Common Stock will become exercisable within 60 days following June 30, 1997; (ii) 120,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Option Plan (assuming adoption of

    Proposal No. 1); (iii) 190,698 shares of Common Stock issuable upon exercise of anti-dilution options granted by the Company, of which options with respect to 134,630 shares of Common Stock are currently exercisable and options with respect to 56,068 shares of Common Stock will become exercisable within 60 days following June 30, 1997; and (iv) 26,953 shares of Common Stock issuable upon exercise of non-plan options, which will become exercisable within 60 days following June 30, 1997. Does not include 802,344 shares of Common Stock issuable upon exercise of options not exercisable within 60 days following June 30, 1997.



(4) Includes (i) 197,860 shares of Common Stock issuable upon exercise of currently exercisable options granted pursuant to RhoMed's 1995 Employee Incentive and Non-Qualified Stock Option Plans; (ii) 60,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Option Plan (assuming adoption of Proposal No. 1); and (iii) 35,688 shares of Common Stock issuable upon exercise of non-plan options, which will become exercisable within 60 days following June 30, 1997. Does not include 170,308 shares of Common Stock issuable upon exercise of options not exercisable within 60 days following June 30, 1997.



(5) Includes (i) 98,930 shares of Common Stock issuable upon exercise of currently exercisable options granted pursuant to RhoMed's 1995 Employee Incentive and Non-Qualified Stock Option Plans; (ii) 60,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Option Plan (assuming adoption of Proposal No. 1); and (iii) 35,688 shares of Common Stock issuable upon exercise of non-plan options, which will become exercisable within 60 days following June 30, 1997. Does not include 269,238 shares of Common Stock issuable upon exercise of options not exercisable within 60 days following June 30, 1997.



(6) Includes (i) 46,353 shares of Common Stock issuable upon exercise of currently exercisable warrants; and (ii) 9,266 shares of Common Stock issuable upon exercise of options granted pursuant to the Option Plan (assuming adoption of Proposal No. 1), of which options with respect to 4,266 shares of Common Stock are currently exercisable and options with respect to 5,000 shares of Common Stock will become exercisable within 60 days following June 30, 1997. Does not include 15,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Option Plan not exercisable within 60 days following June 30, 1997 (assuming adoption of Proposal No. 1).



(7) Represents 9,266 shares of Common Stock issuable upon exercise of options granted pursuant to the Option Plan (assuming adoption of Proposal No. 1), of which options with respect to 4,266 shares of Common Stock are currently exercisable and options with respect to 5,000 shares of Common Stock will become exercisable within 60 days following June 30, 1997. Does not include 15,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Option Plan not exercisable within 60 days following June 30, 1997 (assuming adoption of Proposal No. 1).



(8) Includes 5,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Option Plan (assuming adoption of Proposal No. 1), which will become exercisable within 60 days following June 30, 1997. Does not include 15,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Option Plan not exercisable within 60 days following June 30, 1997 (assuming adoption of Proposal No. 1).



(9) Includes (i) 265,983 shares of Common Stock issuable upon exercise of currently exercisable warrants held by Dr. Rosenwald; (ii) 1,657,070 shares of Common Stock owned by RAQ, LLC, of which Dr. Rosenwald is President;
    (iii) 930,939 shares of Common Stock outstanding and 524,193 shares of Common Stock issuable upon conversion of 6,500 shares of Series A Preferred Stock, owned by The Aries Trust, a Cayman Islands trust ("The Aries Trust");
    (iv) 372,757 shares of Common Stock outstanding and 282,258 shares of Common Stock issuable upon conversion of 3,500 shares of Series A Preferred Stock, owned by Aries Domestic Fund, L.P. ("Aries Domestic Fund"); (v) 78,347 shares of Common Stock issuable upon exercise of currently exercisable warrants held by Aries Domestic Fund; and (vi) 133,665 shares of Common Stock issuable upon exercise of currently exercisable warrants held by The Aries Trust. Dr. Rosenwald shares voting and investment power as to the foregoing shares. Dr. Rosenwald is the Chairman of the Board and President of Paramount Capital Asset Management, Inc., which is the general partner of Aries Domestic Fund and the investment manager of The Aries Trust, and as such may be deemed to be the beneficial owner of shares held by Aries Domestic Fund and The Aries Trust, although he may disclaim beneficial ownership with respect to such shares. Does not include (i) any shares of Common Stock owned by employees of Paramount Capital, Inc. ("Paramount") or Paramount Capital Investments, LLC ("Paramount Capital Investments") of which Dr. Rosenwald is the Chairman of the Board and President; (ii) warrants to purchase 25,000 shares of Common Stock which are issuable to Paramount or its designees pursuant to a financial advisory services agreement; or (iii) warrants to purchase 13,778 shares of Series A Preferred Stock, convertible into approximately 1,111,129 shares of Common Stock, which are issuable to Paramount or its designees, but will not be exercisable until November 1997.



(10) RAQ, LLC shares voting and investment power as to these shares. All of the shares of Common Stock owned by RAQ, LLC are also included in the beneficial ownership of Lindsay A. Rosenwald, M.D., as explained in note (9) above.



(11) Includes (i) 930,939 shares of Common Stock outstanding and 524,193 shares of Common Stock issuable upon conversion of 6,500 shares of Series A Preferred Stock, owned by The Aries Trust; (ii) 372,757 shares of Common Stock outstanding and 282,258 shares of Common Stock issuable upon conversion of 3,500 shares of Series A Preferred Stock, owned by Aries Domestic Fund; (iii) 78,347 shares of Common Stock issuable upon exercise of currently exercisable warrants held by Aries Domestic Fund; and (iv) 133,665 shares of Common Stock issuable upon exercise of currently exercisable warrants held by The Aries Trust. Paramount Capital Asset Management, Inc. shares voting and investment power as to the foregoing shares and as such may be deemed to be the beneficial owner of shares held by Aries Domestic Fund and The Aries Trust, although Paramount Capital Asset Management, Inc. may disclaim beneficial ownership with respect to such shares. All of the shares owned or purchasable by Paramount Capital Asset Management, Inc. are also included in the beneficial ownership of Lindsay A. Rosenwald, M.D., as explained in note (9) above.



(12) Includes (i) 524,193 shares of Common Stock issuable upon conversion of 6,500 shares of Series A Preferred Stock; and (ii) 133,665 shares of Common Stock issuable upon exercise of currently exercisable warrants. The Aries Trust shares voting and investment power as to the foregoing shares. All of the shares owned or purchasable by The Aries Trust are also included in the beneficial ownership of Lindsay A. Rosenwald, M.D. and of Paramount Capital Asset Management, Inc., as explained in notes (9) and (11) above.



(13) Includes (i) 282,258 shares of Common Stock issuable upon conversion of 3,500 shares of Series A Preferred Stock; and (ii) 78,347 shares of Common Stock issuable upon exercise of currently exercisable warrants. Aries Domestic Fund shares voting and investment power as to the foregoing shares. All of the shares owned or purchasable by Aries Domestic Fund are also included in the beneficial ownership of Lindsay A. Rosenwald, M.D. and of Paramount Capital Asset Management, Inc., as explained in notes (9) and (11) above.



(14) Represents shares of Common Stock issuable on conversion of 15,000 shares of Series A Preferred Stock.



(15) Includes (i) 6,500 shares of Series A Preferred Stock owned by The Aries Trust; and (ii) 3,500 shares of Series A Preferred Stock owned by Aries Domestic Fund. Dr. Rosenwald shares voting and investment power as to the foregoing shares. See note (9) above. Does not include warrants to purchase 13,778 shares of Series A Preferred Stock which are issuable to Paramount or its designees, but will not be exercisable until November 1997.



(16) Includes (i) 6,500 shares of Series A Preferred Stock owned by The Aries Trust; and (ii) 3,500 shares of Series A Preferred Stock owned by Aries Domestic Fund. Paramount Capital Asset Management, Inc. shares voting and investment power as to the foregoing shares. See note (11) above.



(17) Includes 995,323 shares of Common Stock issuable on exercise of options or warrants, of which 796,967 are currently exercisable and 198,356 will become exercisable within 60 days from June 30, 1997. Of the shares of Common Stock issuable on exercise of options, 252,798 shares of Common Stock are issuable upon exercise of options granted pursuant to the Option Plan (assuming adoption of Proposal No. 1). Does not include 1,393,264 shares of Common Stock issuable upon exercise of options not exercisable within 60 days following June 30, 1997, of which 60,000 are issuable upon exercise of options granted pursuant to the Option Plan (assuming adoption of Proposal No. 1).

                             EXECUTIVE COMPENSATION

    The following table sets forth compensation paid to the Company's Chief Executive Officer and the other named executive officers for the last three fiscal years (see note (1) to the following table, concerning the change in fiscal year end). With respect to the persons and periods covered in the following table, the Company made no restricted stock awards and had no long-term incentive plan payouts.

                           SUMMARY COMPENSATION TABLE


                                                                                                 LONG TERM
                                                                                                COMPENSATION
                                                                                                ------------
                                                                ANNUAL COMPENSATION                AWARDS
                                                      ----------------------------------------  ------------
                                                                                    OTHER        SECURITIES
                                                                                   ANNUAL        UNDERLYING     ALL OTHER
                                                        SALARY       BONUS      COMPENSATION      OPTIONS/    COMPENSATION
NAME AND PRINCIPAL POSITION                YEAR(1)       ($)          ($)            ($)        SARS (#)(2)        ($)
---------------------------------------  -----------  ----------  -----------  ---------------  ------------  -------------
Edward J. Quilty,......................        1997   $  301,064      --             --             960,301(4)      --
  Chief Executive Officer(3)                   1996   $  184,794      --             --             712,297        --
                                               1995          N/A         N/A            N/A             N/A            N/A
Carl Spana, Ph.D.,.....................        1997   $  150,000      --             --             167,066        --
  Executive Vice President(5)                  1996   $    3,462      --             --             296,790    $    25,000(6)
                                               1995          N/A         N/A            N/A             N/A            N/A
Charles L. Putnam,.....................        1997   $  150,000      --             --             167,066        --
  Executive Vice President(7)                  1996   $    9.539      --             --             296,790        --
                                               1995          N/A         N/A            N/A             N/A            N/A


------------------------

(1) The Company's fiscal year ends on June 30. Due to a change in the Company's fiscal year end, fiscal year 1996 covers the ten-month transition period from September 1, 1995 to June 30, 1996. Fiscal year 1995 ended August 31, 1995 (RhoMed's former fiscal year end). All references to compensation before June 25, 1996 (the Merger date) relate to compensation paid or issued by RhoMed.

(2) The security underlying all options is Common Stock.

(3) Mr. Quilty became an employee and Chief Executive Officer of RhoMed on November 16, 1995 and became Chief Executive Officer of the Company on June 25, 1996.

(4) Includes an anti-dilution option to purchase 281,031 shares of Common Stock at $.05 per share granted on September 27, 1996, pursuant to the terms of Mr. Quilty's employment agreement with the Company (see "Employment Agreements" below). The September 27, 1996 option replaced a canceled option to purchase the same number of shares at $1.36 per share, originally granted by RhoMed on June 21, 1996 and included in the 1996 total. The $1.36 per share price of the June 21, 1996 option was not in accordance with the terms of Mr. Quilty's employment agreement, so the Board replaced the June 21, 1996 option with the correctly priced September 27, 1996 option. Excluding that replacement option, the options granted during fiscal 1997 were to purchase a total of 679,270 shares.

(5) Dr. Spana became an employee of RhoMed on June 15, 1996 and an Executive Vice President of the Company on June 25, 1996. Before becoming an officer of the Company, he was a consultant to RhoMed.

(6) Consists of consulting fees paid by RhoMed.

(7) Mr. Putnam became an employee of RhoMed on June 3, 1996 and an Executive Vice President of the Company on June 25, 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


    The following table sets forth the options granted to the named executive officers in the Summary Compensation Table during the fiscal year ended June 30, 1997. The Company granted no stock appreciation rights ("SARs"). A table setting forth certain information regarding grants of stock options under the Option Plan is set forth under Proposal No. 1, below.


                                                    NUMBER OF      % OF TOTAL
                                                   SECURITIES     OPTIONS/ SARS
                                                   UNDERLYING      GRANTED TO       EXERCISE
                                                  OPTIONS/SARS      EMPLOYEES        OR BASE
NAME                                               GRANTED (#)   IN FISCAL YEAR   PRICE ($/SH)   EXPIRATION DATE
------------------------------------------------  -------------  ---------------  -------------  ---------------
Edward J. Quilty................................    281,031(1)          17.77%      $    0.05             none
                                                    120,000(2)           7.59%      $    1.88         12-12-06
                                                    330,168(3)          20.88%      $    0.05             none
                                                    229,103(4)          14.49%      $    1.24           6-2-07
Carl Spana, Ph.D................................     60,000(2)           3.79%      $    2.00           1-3-07
                                                    107,066(5)           6.77%      $    1.24           6-2-07
Charles L. Putnam...............................     60,000(2)           3.79%      $    2.00           1-3-07
                                                    107,066(5)           6.77%      $    1.24           6-2-07

------------------------

(1) Anti-dilution option granted pursuant to the Company's employment agreement with Mr. Quilty (see "Employment Agreements" below). During the employment term, the option vests in 29 equal monthly installments on the 16th of each month.


(2) Immediately exercisable. Granted under the Option Plan, which is subject to stockholder approval. See Proposal No. 1 below.


(3) Anti-dilution option granted pursuant to the Company's employment agreement with Mr. Quilty (see "Employment Agreements" below). During the employment term, the option vests in 18 equal monthly installments on the 16th of each month following the date of grant.

(4) Vests in 17 equal monthly installments on the 16th of each month after July 1, 1997.

(5) Vests in three equal installments, on July 1, 1997; July 1, 1998; and June 21, 1999.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


    The following table sets forth each option exercise by a named executive officer in the Summary Compensation Table during the fiscal year ended June 30, 1997. Only Edward J. Quilty exercised any options. The Company has no outstanding stock appreciation rights ("SARs"). Fiscal year-end values are based on the closing sale price for the Common Stock, as reported on the OTC Electronic Bulletin Board on June 30, 1997, of $1 17/32 per share.



                                                                              NUMBER OF
                                                                             SECURITIES            VALUE OF
                                                                             UNDERLYING          UNEXERCISED
                                                                             UNEXERCISED         IN-THE-MONEY
                                                   SHARES                  OPTIONS/SARS AT       OPTIONS/SARS
                                                  ACQUIRED      VALUE        FY-END (#)         AT FY-END ($)
                                                 ON EXERCISE   REALIZED     EXERCISABLE/         EXERCISABLE/
NAME                                                 (#)       ($) (1)      UNEXERCISABLE       UNEXERCISABLE
-----------------------------------------------  -----------  ----------  -----------------  --------------------
Edward J. Quilty...............................     191,673   $  310,065    290,569/680,223  $   378,795/$947,151
Carl Spana, Ph.D...............................           0       --        257,860/205,996  $     44,277/$37,730
Charles L. Putnam..............................           0       --        158,930/304,926  $     27,335/$54,672


------------------------

(1) Value realized is the closing market price of the stock on the date of exercise less the option price, multiplied by the number of shares acquired on exercise.

COMPENSATION OF DIRECTORS

    Pursuant to the Option Plan, which was adopted by the Board subject to stockholder approval, each director of the Company who is not an employee of the Company or of a parent or subsidiary of the Company (a "Non-Employee Director") will be granted, at the first meeting of the Board following each annual meeting of the stockholders of the Company, an option to purchase 10,000 shares of Common Stock at a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant, which options are to vest as to 25% per of the option granted during each year, starting one year after the date of grant (a "Non-Employee Director's Formula Option"). Any Non-Employee Director who is elected to the Board after August 28, 1996 and before the annual stockholders' meeting in any year will also be granted a Non-Employee Director's Formula Option to purchase a pro-rata portion of 10,000 shares equal to the portion of a year (measured in full calendar months) remaining until the next scheduled annual stockholders' meeting. All Non-Employee Directors serving on the date the Board adopted the Option Plan (Richard J. Murphy, James T. O'Brien, John K.A. Prendergast and Michael S. Weiss) were granted initial Non-Employee Director's Formula Options to purchase 20,000 shares of Common Stock at an exercise price of $1.36 per share with the same exercise price and vesting conditions as regular Non-Employee Director's Formula Options.

    Non-Employee Directors are paid $12,000 per year, plus expenses, for services as a director. The Board agreed that in lieu of $4,000 which was due to each of the Non-Employee Directors as of December 1996, such directors may be granted a non-incentive stock option pursuant to the Option Plan, subject to stockholder approval of the Option Plan, to purchase 4,266 shares of Common Stock at an exercise price of $1.875 per share, which was the fair market value per share on the date of grant. Such options are immediately exercisable and expire ten (10) years from the date of grant. Mr. Murphy, Mr. O'Brien and Mr. Weiss were each granted such options. The Company paid no compensation to any director for services as a director during the ten-month period ended June 30, 1996. Employee directors are not separately compensated for services as a director, but are reimbursed for expenses incurred in performing their duties as directors, including attending all meetings of the Board and any committees thereof. Service as a director is a condition of Edward J. Quilty's employment agreement (see "Employment Agreements" below), but such service is not separately compensated.

    In July 1996, the Company paid $36,000 to Buck A. Rhodes, Ph.D., a former director of the Company and RhoMed, as severance compensation for resigning from the board of RhoMed effective June 30, 1996. The resignation and severance pay were pursuant to the terms of a consulting agreement dated as of March 7, 1996, between RhoMed and Dr. Rhodes.

EMPLOYMENT AGREEMENTS

    Executive officers of the Company are appointed by the Board and serve at the Board's discretion. Each officer shall hold his position until his successor is appointed and qualified. Mr. Quilty, Dr. Spana and Mr. Putnam each hold their offices pursuant to employment agreements.

    Subsequent to the Merger, the Company adopted, with amendments as required to reflect the Merger, an employment agreement entered into on November 16, 1995 between RhoMed and Edward J. Quilty. Pursuant to this agreement, Mr. Quilty is serving as President and Chief Executive Officer of the Company and RhoMed. The initial term of the employment agreement was one year and it is automatically renewed for successive twelve-month periods unless either party gives written notice to the contrary, or unless the agreement is otherwise terminated. Mr. Quilty's minimum base salary is $300,000 per year; his current salary is $321,000 per year. The Company has agreed to reimburse Mr. Quilty for premiums and other payments to maintain a $1,000,000 term life insurance policy issued in 1992 for the benefit of Mr. Quilty and his designees. Mr. Quilty may also participate in any benefit plans available to other senior executives of the Company, and in any directors' and officers' liability insurance which the Company maintains. Pursuant to the employment agreement, RhoMed issued to Mr. Quilty an option to purchase common stock equal to a 10% fully diluted equity interest in RhoMed as of November 16, 1995, at a price of $0.01 per share, to vest in 36 equal increments monthly during the term of the employment agreement. By operation of the Merger, that option became an option for 431,266 shares of Common Stock at an exercise price of $0.05 per share (rounded to the nearest cent). To date, Mr. Quilty has exercised that option as to 191,673 shares. The agreement also provides for anti-dilution protections which, among other things, require the Company to issue additional options with the same exercise price as the original option, so that Mr. Quilty shall, at all times, have options in the aggregate to purchase the number of shares of Common Stock (together with Common Stock purchased on the exercise of such options) equal to not less than 3.75% of the Company's outstanding Common Stock on a fully diluted basis. Pursuant to the anti-dilution protections, the Company has issued to Mr. Quilty additional anti-dilution options to purchase an aggregate of 611,199 shares of Common Stock, which options vest in equal monthly increments so as to become fully vested 36 months after the commencement of the employment agreement. For a period of five (5) years after the first anniversary of the Company's initial post-Merger public offering, Mr. Quilty has piggy-back registration rights as to all Common Stock which he owns. If the Company terminates the employment agreement for "cause," or if Mr. Quilty terminates the agreement without "good reason," then the Company's payment obligation is limited to amounts earned through the termination date, and the option will be exercisable only to the extent vested. If Mr. Quilty elects to terminate the employment agreement following a post-Merger change in control of the Company, then the Company's payment obligation is limited to amounts earned through the termination date, but the option will immediately become exercisable in full. If the Company terminates the employment agreement without cause, or in the event of Mr. Quilty's death or disability, or if Mr. Quilty terminates the employment agreement with good reason, then in addition to amounts earned through the termination date, the Company must pay Mr. Quilty one year of his then current base salary. "Cause," as defined in the employment agreement, consists of fraud, felony conviction, refusal to carry out instructions of the Board, or governmental disqualification (all as defined in the employment agreement). "Good reason," as defined in the employment agreement, consists of breach by the Company of its obligations under the employment agreement. The employment agreement also includes non-competition, confidentiality and indemnification covenants.


    Carl Spana, Ph.D., and Charles L. Putnam have each entered into employment agreements with the Company dated September 27, 1996, pursuant to which each is serving as an Executive Vice President of the Company for a three-year period commencing June 21, 1996. The base salary for each is $150,000 per year. Each is entitled to participate in all bonus and benefit programs that the Company establishes, to the extent his position, tenure, salary, age, health and other qualifications make him eligible to participate. Each agreement allows either the Company or the employee to terminate the agreement on thirty (30) days' notice, and contains other provisions for termination by the Company for "cause," or by the employee for "good reason" after a "change in control" (all as these terms are defined in the respective agreements). Early termination may, in some circumstances, result in accelerated vesting of stock options and/or severance pay for a nine-month period at the rate of base salary, cash bonus and benefits then in effect. Each agreement contains non-competition and confidentiality covenants.


                                 PROPOSAL NO. 1

        APPROVAL OF THE ADOPTION OF THE COMPANY'S 1996 STOCK OPTION PLAN

    The Board, subject to stockholder approval, adopted the Option Plan on August 28,1996, which was amended by the Board on April 25, 1997 and as of May 29, 1997 (the "Option Plan"). The following summary description of the Option Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Option Plan, a copy of which is attached to this Proxy Statement as EXHIBIT A.

    PURPOSES. The purposes of the Option Plan are to induce certain employees, consultants and directors to remain in the employ or service, or to continue to serve as directors, of the Company and its present and future subsidiary corporations, to attract new individuals to enter into such employment or service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board believes that the granting of stock options under the Option Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success.

    SHARES COVERED BY THE OPTION PLAN. The Company may grant options (incentive and non-incentive) under the Option Plan to purchase up to 2,500,000 shares of Common Stock (all discussion of shares of Common Stock under this proposal are without giving effect to the Reverse Stock Split). If the Option Plan is not approved by the stockholders, the options (the "Options") already granted under the Option Plan will automatically terminate.


    ELIGIBILITY. Employees, non-employee directors and consultants of the Company and its subsidiaries to whom the Company grants options are eligible to participate in the Option Plan. At June 30, 1997 four (4) officers, fourteen
(14) other employees of the Company and its subsidiaries, and four (4) Non-Employee Directors were eligible to participate in the Option Plan. Except as described under "Compensation of Directors" above, it is not possible to state at this time whether a particular executive officer, all current executive officers as a group, a particular nominee for director or all non-executive officers as a group will be granted Options under the Option Plan or the benefit or value of such Options, since these matters will be determined by the Committee based on each participant's level of responsibility, compensation and contribution to the Company's success. As of June 30, 1997, the Company had granted Options to purchase an aggregate of 739,798 shares at exercise prices ranging from $1.36 to $2.00 per share pursuant to the Option Plan. (For information on Options granted under the Option Plan, see "Options Granted Under the Option Plan" below.)


    ADMINISTRATION. The Option Plan is administered by a committee appointed by the Board (the "Committee"), which consists of two or more directors who are "non-employee directors" within the meaning of Rule 16b-3(b)(3)(i) under the Exchange Act and "outside directors" within the contemplation of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code"). The President of the Company is also an ex-officio member of the Committee, whether or not he or she is otherwise eligible to be a member of the Committee. The Committee's functions include determining who will receive Options, setting the terms of individual Options, granting Options, and interpreting and carrying out the Option Plan. The Committee is appointed annually by the Board, which may remove or replace Committee members at any time. If the Board does not appoint the Committee, the Board will serve as the Committee.

    OPTION PRICE AND VESTING. Options under the Option Plan are exercisable in accordance with the vesting schedule and at the per share exercise price which the Committee determines for each Option at the time of grant. The Company receives no consideration upon granting Options. The final expiration date of an Option is no later than ten (10) years from the date of grant, and may be earlier for certain large stockholders and for others in the Committee's discretion. The basic terms of each Option, including the number of shares purchasable, the vesting schedule, the price per share, the date of grant and the date of expiration are stated in the individual stock option certificate prepared for each Option holder (an "Option Certificate"). Except for under certain circumstances regarding acquisitions being made by the Company, options granted pursuant to the Option Plan are to have exercise prices not less than the fair market value of the Common Stock on the date of grant.

    TERMINATION OF OPTION. If an Option holder leaves the employ of the Company and its subsidiaries or ceases to serve as a consultant and/or as a Non-Employee Director of the Company or its subsidiaries, whether voluntarily or otherwise, that Option holder's Options under the Option Plan will terminate on the earlier of 90 days after the Option holder leaves employment or service, or the final expiration date of the Option. If an Option holder's employment or service is terminated for "cause" (as defined below), then that Option holder's outstanding Options will terminate immediately on termination of employment or service. For purposes of the Option Plan, "cause" means: (i) the commission by an Option holder of any act or omission that would constitute a crime under federal, state or equivalent foreign law, (ii) the commission by an Option holder of any act of moral turpitude, (iii) fraud, dishonesty or other acts or omissions that result in a breach of any fiduciary or other material duty to the Company or its subsidiaries or (iv) continued alcohol or other substance abuse that renders an Option holder incapable of performing his or her material duties to the satisfaction of the Company or its subsidiaries.

    An Option holder who takes certain distributions (a "hardship withdrawal") from a 401(k) plan of the Company or its subsidiaries will not be able to exercise any Option for a period of one (1) year after the distribution.

    TERMINATION OR AMENDMENT OF THE OPTION PLAN. The Option Plan will terminate on August 27, 2006, but each Option outstanding under the Option Plan at that date will continue to be exercisable according to its terms, until the final expiration date of that Option. The Board has the power to terminate or amend the Option Plan at any time, except that without stockholder approval, the Board may not increase the number of shares as to which Options may be granted under the Option Plan, or change the manner of determining the Option prices, or extend the period during which an Option may be granted or exercised. No termination or amendment of the Option Plan may, without the consent of the Option holder, adversely affect the Option holder's rights under an outstanding Option. No Option under the Option Plan will be exercisable unless and until the Company's stockholders approve the Option Plan.

    TAX EFFECTS OF OPTION PLAN PARTICIPATION. Options granted under the Option Plan may be qualified incentive stock options as defined in Section 422(b) of the Code, or may be non-incentive. Each Option Certificate will state whether the Option it represents is qualified or not. Only employees of the Company or its subsidiaries may receive qualified incentive Options. No Option under the Option Plan will be qualified unless the Company's stockholders approve the Option Plan prior to August 28, 1997. The differing tax consequences, under current tax law, of qualified versus Non-incentive Options are described briefly below.

    QUALIFIED OPTIONS; HOLDING PERIOD. Neither the grant nor the exercise of a qualified Option results in compensation income to the employee or a compensation deduction for the Company. If the employee holds the stock issued upon exercise for a holding period of at least two years after the date of grant or one year after the exercise (whichever is longer), then upon subsequent sale of the stock, the employee will recognize as capital gains income (not compensation income) the difference between the sale price and the exercise price. If the employee sells the stock before the prescribed holding period has passed (a "disqualifying disposition"), then the employee will recognize as compensation income the difference between the exercise price and the fair market value of the stock upon exercise. That compensation income will be added to the basis of the Option stock in determining the gain on the disqualifying disposition.

    NON-INCENTIVE OPTIONS. The grant of a non-incentive Option under the Option Plan does not result in compensation income for the Option holder or a compensation deduction for the Company. The exercise of a non-incentive Option results, pursuant to Section 83(a) of the Code, in the Option holder recognizing as compensation income the difference between the exercise price and the fair market value of the stock upon exercise. The Company or its subsidiary has a compensation deduction in the same amount. The Company may require the holder of a non-incentive Option to enter into income tax withholding arrangements as a condition of exercising the Option.

    The Option Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.


    OPTIONS GRANTED UNDER THE OPTION PLAN. The following table sets forth the Options granted as of June 30, 1997 to each of the executive officers, all current executive officers as a group, and all current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group.


                                  OPTION PLAN

                                                            OPTIONS
                                                          EXERCISABLE/           EXERCISE
NAME AND POSITION                                        UNEXERCISABLE            PRICES
--------------------------------------------------  ------------------------  ---------------
Edward J. Quilty, Chief Executive Officer.........              120,000/0         $1.875
Current executive officers as a group (4
  persons)........................................              240,000/0      $1.875--$2.00
Current directors who are not executive officers
  as a group (4 persons)..........................          12,798/80,000      $1.36--$1.875
Carl Spana, Ph.D..................................               60,000/0          $2.00
Charles L. Putnam.................................               60,000/0          $2.00
Richard J. Murphy.................................           4,266/20,000      $1.36--$1.875
James T. O'Brien..................................           4,266/20,000      $1.36--$1.875
John K.A. Prendergast, Ph.D.......................               0/20,000          $1.36
Michael S. Weiss..................................           4,266/20,000      $1.36--$1.875
All employees who are not executive officers as a
  group (6 persons)...............................         247,000/40,000      $1.875--$2.00

    Assuming the Option Plan is approved by the stockholders, there remain 1,760,202 shares of Common Stock available for issuance upon the exercise of options which may be granted pursuant to the Option Plan.


    On June 30, 1997, the closing sales price for the Common Stock on the OTC Bulletin Board was $1 17/32.


    THE BOARD RECOMMENDS A VOTE FOR THE ADOPTION OF THE OPTION PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES PRESENT IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED FOR THE APPROVAL OF THE ADOPTION OF THE OPTION PLAN.

                                 PROPOSAL NO. 2

                    APPROVAL OF AUTHORIZED CAPITAL AMENDMENT

    GENERAL. On February 14, 1997, the Board authorized and declared advisable, subject to stockholder approval, the Authorized Capital Amendment to the Certificate of Incorporation to increase the total number of shares of capital stock the Company is authorized to issue from 27,000,000 shares, of which 25,000,000 is Common Stock and 2,000,000 is Preferred Stock, to 85,000,000 shares, of which 75,000,000 shall be Common Stock and 10,000,000 shall be Preferred Stock. The complete text of the Authorized Capital Amendment is set forth in EXHIBIT B to this Proxy Statement.

    PURPOSES OF THE AUTHORIZED CAPITAL AMENDMENT. The Board believes that, in order to meet the Company's funding needs through the time when the Company begins generating revenues from its commercial product sales, if ever, and in order to engage in strategic acquisitions, it is likely that financings generated by issuances and sales of Common Stock, or of other securities convertible into or exchangeable for Common Stock, will be necessary. In addition, the proposed increase in the number of shares of Common Stock and Preferred Stock authorized will accelerate the Company's ability to issue shares of Common Stock or Preferred Stock in excess of the currently authorized number of shares in circumstances determined to be desirable by the Board, such as in connection with equity offerings, business acquisitions, employee benefit plans, strategic alliances or other business opportunities, stock dividends, stock splits and other general corporate purposes. With regard to the increase in authorized Preferred Stock, the Board will have the discretion to authorize any series of Preferred Stock and the terms of the Preferred Stock, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters.

    The Company has completed an offering of units of Series A Preferred Stock, discussed below, pursuant to which the Company is required to increase its number of authorized shares of Common Stock to provide sufficient shares for conversion of the Series A Preferred Stock issued or to be issued in such offering and to have available a sufficient number of shares of Common Stock to meet other option and warrant obligations. The Company has no current plans, arrangements or understandings regarding the issuance of the additional shares proposed to be authorized, other than as relates to Series A Preferred Stock discussed below and option or warrant obligations.

    The Company will not seek further approval from the stockholders for issuance of the additional shares so authorized unless such stockholder approval is otherwise required under applicable law or the rules of any exchange or market on which the Common Stock is then traded. The Board believes that, if the Authorized Capital Amendment is not approved by the Company's stockholders, the Company's ability to raise capital will be restricted and the Company would be adversely affected.

    Holders of Common Stock and the Series A Preferred Stock do not have pre-emptive rights. Existing holders of Common Stock and any future issuance of Common Stock will be subject to the rights of holders of outstanding shares of any Preferred Stock which the Company may issue in the future.

    PRIVATE PLACEMENT OF UNITS OF SERIES A PREFERRED STOCK. As of May 9, 1997, the Company completed an offering of units of Series A Preferred Stock, pursuant to which the Company sold 137.78 units, consisting of an aggregate of 137,780 shares of Series A Preferred Stock at $100.00 per share. Each share of Series A Preferred Stock is convertible, at any time, at the option of the holder thereof, into shares of Common Stock, at a conversion price (the "Conversion Price") of $1.24. A reset mechanism provides that the Conversion Price is subject to adjustment on May 9, 1998 (the "Reset Date"), if the average closing bid price of the Common Stock for the thirty (30) consecutive trading days immediately preceding the Reset Date (the "Reset Trading Price") is less than 130% of the then applicable Conversion Price (a "Reset Event"). Upon the occurrence of a Reset Event, the then applicable Conversion Price will be reduced to the greater of (i) the Reset Trading Price divided by 1.3 and (ii) 50% of the then applicable Conversion

Price. The Conversion Price is also subject to adjustment, under certain circumstances, upon the sale or issuance of Common Stock for consideration per share less than either (i) the Conversion Price in effect on the date of sale or issuance, or (ii) the market price of the Common Stock as of the date of the sale or issuance. Upon the occurrence of a merger, reorganization, consolidation, reclassification, stock dividend or stock split which will result in an increase or decrease in the number of shares of Common Stock outstanding the Conversion Price is subject to adjustment.

    The Series A Preferred Stock may be mandatorily converted by the Company, if, commencing May 9, 1998, the closing bid price of the Common Stock has exceeded 200% of the then applicable Conversion Price for at least twenty (20) trading days in any thirty (30) consecutive trading day period ending three (3) days prior to the date of conversion.


    Based upon the Conversion Price of $1.24, the 137,780 shares of Series A Preferred Stock are convertible into a maximum of 11,111,290 shares of Common Stock and 13,778 shares of Series A Preferred Stock issuable upon exercise of the Placement Agent's Warrants, as defined below, are convertible into a maximum of 1,111,129 shares of Common Stock. The Company is currently authorized to issue 25,000,000 shares of Common Stock. Of this amount, 12,081,496 shares have been issued, and 3,587,640 shares of Common Stock are reserved for issuance upon exercise of issued and outstanding warrants, agreements and stock option plans other than the Option Plan. An additional 2,500,000 shares of Common Stock under the Option Plan will be reserved if Proposal No. 1 described above is approved, of which options to acquire 739,798 shares of Common Stock of the Company have been granted. As a result of the foregoing, the Company has 9,330,864 shares of Common Stock currently available for issuance, and will have 6,830,864 shares of Common Stock available for issuance if the Option Plan described in Proposal No. 1 above is approved, so that the remaining shares of Common Stock authorized and available for issuance are insufficient for the conversion of issued and outstanding Series A Preferred Stock and the conversion of the Placement Agent's Warrants.


    In the event that the Company does not, by February 3, 1998, increase its authorized capital to at least that number of shares of Common Stock necessary for issuance upon exercise of all Series A Preferred Stock sold in the offering, the Company has agreed that the holders of Series A Preferred Stock shall be entitled, at the option of each holder, to require the Company to repurchase the shares of Series A Preferred Stock then held by such holder at $100.00 per share of Series A Preferred Stock. Additionally, in the event that on the date that a holder of Series A Preferred Stock elects to convert such holder's shares of Series A Preferred Stock the Company has not authorized and reserved a sufficient number of shares of Common Stock to permit such conversion in full, the holder will be entitled upon conversion to receive the fair market value per share of Common Stock on account of the shares which would have been issuable to the holder upon conversion but which the Company was unable to issue due to the lack of authorized and reserved shares of Common Stock. The fair market value per share of Common Stock will be paid in cash, or, if the Company does not have sufficient cash, then with secured demand notes. The fair market value means the closing bid price per share of the Common Stock as quoted on the OTC Bulletin Board for the trading day immediately preceding the conversion.

    Series A Preferred Stock has a preference over Common Stock as to dividends and distributions. The Company does not intend to pay cash dividends on the Series A Preferred Stock or Common Stock for the foreseeable future. Holders of Series A Preferred Stock vote on an "as if" converted basis with Common Stock as a single class (unless separate class voting is required by law), except that approval of holders of two-thirds of the Series A Preferred Stock then outstanding is required to approve (i) any alteration in the Company's charter documents or by-laws that would adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock, (ii) the declaration or payment of any dividend on any other securities or the repurchase of any securities of the Company other than the Series A Preferred Stock, and (iii) the authorization or issuance, or increase of the authorized amount of, any security ranking prior to the Series A Preferred Stock as to liquidation, payment of dividends or distributions or voting rights.

    The net proceeds to the Company from the sale of units of Series A Preferred Stock were approximately $11,800,000, after deducting commission and other expenses of the Series A Preferred Stock offering. The Company intends to use the proceeds to fund planned capital expenditures and for working capital purposes, including MIDAS metallopeptide technology development, radiolabeling product development and general and administrative expenses. The Company may also use a portion of the net proceeds for the acquisition of businesses, products and technologies that are complementary to those of the Company, although no portion of the net proceeds has been allocated for any specific acquisition.


    Mr. Weiss, a director of the Company, is Senior Managing Director of Paramount, the placement agent in connection with the Series A Preferred Stock offering, and Dr. Prendergast, also a director of the Company, is a managing director of an affiliated entity. Paramount received a 9% commission, amounting to approximately $1,240,020, a 4% non-accountable expense allowance, amounting to approximately $551,120, and Paramount and/or its designees are entitled to receive warrants to purchase 13,778 shares of Series A Preferred Stock at $110.00 per share (the "Placement Agent's Warrants"). The Placement Agent's Warrants will be exercisable for five (5) years commencing November 1997.


    The units of Series A Preferred Stock were offered in a private placement to "accredited investors" as defined in Rule 501 promulgated under the Securities Act of 1933, as amended ("Securities Act"). The units of Series A Preferred Stock were offered in accordance with Section 4(2) of the Securities Act and Regulation D promulgated thereunder. The securities offered in the Series A Preferred Stock offering have not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a registration statement under the Securities Act no later than July 8, 1997 to permit resales of the Common Stock issuable upon conversion of the Series A Preferred Stock, including the Placement Agent's Warrants.

    The Board believes that the capital obtained from the Series A Preferred Stock offering is necessary to meet the Company's current funding needs. If the increase in the total number of shares of capital stock is not approved, and if the Company is required to repurchase shares of Series A Preferred Stock, or upon conversion of the Series A Preferred Stock to pay the fair market value per share of Common Stock that would have been obtainable, the Board believes that the Company would be adversely affected.

    EFFECT OF INCREASING THE AUTHORIZED NUMBER OF SHARES OF CAPITAL STOCK. Upon conversion of the Series A Preferred Stock, holders of Common Stock will suffer potential dilution based upon the difference between the fair market value of the Common Stock and the Conversion Price. In addition, the future issuance of additional shares of Common Stock or Preferred Stock may dilute the existing stockholders' percentage ownership and may have a potential anti-takeover effect by enhancing the ability of the Company to issue additional shares which could be used to dilute the stock ownership of stockholders seeking to control the Company. The Board is not aware of any present efforts by any persons to accumulate Common Stock or Series A Preferred Stock to obtain control of the Company and the increase in the authorized number of shares of Common Stock and Preferred Stock is not intended to be an anti-takeover device. The Board cannot predict what effect the increase in the authorized number of shares of Common Stock and Preferred Stock will have on the market price of the Common Stock.

    THE BOARD RECOMMENDS A VOTE FOR THE AUTHORIZED CAPITAL AMENDMENT. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF EACH OF THE COMMON STOCK AND THE SERIES A PREFERRED STOCK, VOTING SEPARATELY, IS REQUIRED FOR APPROVAL OF THE AUTHORIZED CAPITAL AMENDMENT.

                                 PROPOSAL NO. 3

                      APPROVAL OF RESERVE SPLIT AMENDMENT

    GENERAL. On April 15, 1997, the Board authorized and declared advisable, subject to stockholder approval, the Reverse Split Amendment to the Certificate of Incorporation which will effect the Reverse Stock Split of the Common Stock, such split to combine a number of outstanding shares of Common Stock between two
(2) and four (4), such number consisting of only whole shares and tenths of shares, into one (1) share of New Common Stock depending upon a determination by the Board that the Reverse Stock Split is in the best interests of the Company and its stockholders.

    Stockholders will, by voting to approve the Reverse Split Amendment, approve a reverse stock split pursuant to which multiple shares (including tenths of shares) of Common Stock will be combined into one share of New Common Stock. The number of shares of Common Stock to be combined into one share of New Common Stock will be a number (or fraction) between four (4) and two (2), as determined by the Board ("Split Ratio"), which would result in the greatest marketability and liquidity of the Common Stock, based upon prevailing market conditions, on the likely effect on the market price of the Common Stock and other relevant factors. THERE CAN BE NO ASSURANCE THAT ANY OF THE INTENDED EFFECTS OF THE REVERSE STOCK SPLIT WILL OCCUR. By approving the Reverse Split Amendment, stockholders will approve amendments to the Certificate of Incorporation of each number between four and two, including tenths of a share, and authorize the Board to file only one such amendment and to abandon each amendment not selected by the Board. The Reverse Split Amendment filed with the Delaware Secretary of State will contain the number selected by the Board of Directors. In lieu of the issuance of any fractional shares that would otherwise result form the Reverse Stock Split the Company will pay the cash value of fractions of a share determined by the average closing price of the Common Stock for the five (5) trading days immediately preceding the Effective Date multiplied by the fractional interest.

    If approved by the stockholders, the Reverse Stock Split would become effective upon filing the Reverse Split Amendment with the Delaware Secretary of State on any date selected by the Board on or prior to December 31, 1997 (the "Effective Date"). If no Reverse Stock Split is effected by the Effective Date, the Board will take action to abandon the Reverse Stock Split pursuant to
Section 242(c) of the Delaware General Corporation Law.

    By approving the Reverse Split Amendment, the stockholders authorize the Board to implement the Reverse Stock Split at any time between the approval of the Reverse Split Amendment and December 31, 1997. The stockholders, accordingly, may not, following approval of the Reverse Split Amendment, rescind their vote even if the timing of the Reverse Split Amendment may adversely affect any stockholder.

    The complete text of the Reverse Split Amendment is set forth in EXHIBIT C to this Proxy Statement.

    PURPOSES OF THE REVERSE SPLIT AMENDMENT. The Reverse Stock Split would decrease the number of shares of Common Stock outstanding and presumably increase the per share market price for the New Common Stock.


    The Board believes that the relatively low market price per share of the Common Stock may impair the marketability of the Common Stock to institutional investors and members of the investing public. The Common Stock is currently traded on the OTC Bulletin Board under the symbol "PLTN." Between August 1, 1996 and June 30, 1997, the high and low sales prices for the Common Stock has ranged from a low of $1 1/4 to a high of $3 1/8 per share. On June 30, 1997, the closing sales price was $1 17/32 per share. (Such quotations reflect inter-dealer prices or transactions solely between market makers without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.) Many investors look upon low-priced stocks as speculative in nature and, as a matter of policy, avoid investment in such stocks. These factors may not only affect the liquidity of the Common Stock, but may also impair the Company's ability to raise additional capital through the sale of equity or debt securities. The Board also recognizes that many leading brokerage firms are reluctant to recommend lower-priced securities to their clients, and certain brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of these policies and practices relate to the payment of brokers' commissions and time-consuming procedures that make the handling of lower priced stocks economically unattractive to brokers. In addition, as a result of the Common Stock being traded on the OTC Bulletin Board, (i) investors find it difficult to obtain accurate quotations as to the price of the Common Stock, (ii) there is reduced news media coverage of the Company, and (iii) there is a lack of investment analyst interest in covering the Company.

    The principal reasons for the Reverse Stock Split are to stimulate interest in the Company's Common Stock, promote greater liquidity for the Company's stockholders and have the Company be in a position to have its New Common Stock listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market-Registered Trademark- or NASDAQ Small Cap Market-SM- or on a national or regional stock exchange, should it desire to do so and should the Company meet the additional qualitative and quantitative requirements for listing. The bid price is one of the criteria for eligibility to have a company's securities listed on the NASDAQ. Currently, the Company does not meet the bid and/or certain other criteria for entry onto either the NASDAQ National Market or NASDAQ SmallCap Market; if currently proposed rule changes contemplated by NASDAQ are adopted, the bid criterion among others, may be even greater for listing on the NASDAQ National Market and NASDAQ Small Cap Market, respectively. Such proposals have not been finalized and the Company cannot speculate whether the proposals will be adopted, or if so, when they will become effective.

    There can be no assurance that any of the intended effects of the Reverse Stock Split will occur, that the price per share of New Common Stock will increase proportionately with the decrease in the number of shares, or that any price increase can be sustained for a prolonged period of time. There also can be no assurance that the Company will be able to meet the listing requirements of the NASDAQ National Market, the NASDAQ SmallCap Market, or any national or regional stock exchange, or if listed, maintain the listing requirements.


    EFFECTS OF THE REVERSE STOCK SPLIT. The following table shows the effect of the Reverse Stock Split, as of June 30, 1997, at the minimum Split Ratio (one-for-two) and at the maximum Split Ratio (one-for-four) (This table is not exhaustive of all possible Reverse Stock Splits that fall within the Board-approved range and is only intended for illustrative purposes).



                                                                                            NEW COMMON STOCK
                                                                                        -------------------------
                                                                         COMMON STOCK   ONE-FOR-TWO  ONE-FOR-FOUR
                                                                         OUTSTANDING    SPLIT RATIO  SPLIT RATIO
                                                                        --------------  -----------  ------------
Common Stock outstanding..............................................     12,081,496    6,040,748     3,020,374
Shares of Common Stock issuable upon conversion of Series A Preferred
  Stock...............................................................     11,111,290    5,555,645     2,777,822
Shares of Common Stock issuable upon exercise of outstanding options
  and warrants........................................................      4,698,769    2,349,384     1,174,692
Shares of Common Stock issuable upon exercise of options granted or reserved for grant pursuant to the Option Plan (subject to
  stockholder approval of Proposal No. 1).............................      2,500,000    1,250,000       625,000


    The number of shares of Common Stock issuable upon exercise or conversion of all outstanding options, warrants, rights, and convertible securities would be reduced by a factor equal to the Split Ratio, automatically, on the Effective Date. The Reverse Stock Split would also increase the exercise price of such options and warrants by a factor of from two to four, depending on the Split Ratio. The Reverse Stock Split would not affect any stockholder's proportionate equity interest in the Company except for the effect on certain stockholders receiving cash in lieu of fractional shares. None of the rights currently accruing to holders of Common Stock, or options or warrants to purchase Common Stock, will be affected by the

Reverse Stock Split. The additional authorized, unissued and unreserved shares of Common Stock would be available for issuance from time to time, as discussed in Proposal No. 2.

    The Reverse Stock Split would have no effect on the number of authorized shares of Common Stock or Preferred Stock or the par value of the stock. The shares of New Common Stock will be fully paid and non-assessable. The voting and other rights that currently characterize the Common Stock will not be changed by the Reverse Stock Split. The Reverse Stock Split will not result in any change in the business, management, assets, liabilities or net worth of the Company.

    The Reverse Stock Split will result in some stockholders holding odd lots of the New Common Stock (blocks of less than 100 shares). Because broker/dealers typically charge a higher commission to complete trades in odd lots of securities, the transaction costs may increase for those stockholders who will hold odd lots after the Reverse Stock Split.

    The Reverse Stock Split may be abandoned by the Board at any time before, during or after the Meeting and prior to the Effective Date. If the Reverse Stock Split is effected, it will be effected on or prior to December 31, 1997.

    MECHANICS OF THE REVERSE STOCK SPLIT. The Reverse Stock Split will become effective upon filing of the Reverse Split Amendment with the Delaware Secretary of State.

    As soon as practicable after the Effective Date, the Company will forward a letter of transmittal to each holder of record of shares of Common Stock outstanding as of the Effective Date. The letter of transmittal will set forth instructions for the surrender of certificates representing shares of Common Stock to the Company or the Company's transfer agent in exchange for certificates representing the number of whole shares of New Common Stock into which the shares of Common Stock have been converted as a result of the Reverse Stock Split. CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT PRIOR TO RECEIPT OF SUCH LETTER OF TRANSMITTAL FROM THE COMPANY.

    Until a stockholder forwards a completed letter of transmittal together with certificates representing its shares of Common Stock to the transfer agent and receives a certificate representing shares of New Common Stock, such stockholder's certificate representing Common Stock shall be deemed to represent that number of whole shares of New Common Stock to which such stockholder is entitled as a result of the Reverse Stock Split.

    No scrip or fractional certificates will be issued in the Reverse Stock Split. Holders of a number of shares of Common Stock not convertible into a whole number of shares of New Common Stock will receive, in lieu of fractional shares, the cash value of fractions of a share determined by the average closing price of the Common Stock for the five (5) trading days immediately preceding the Effective Date multiplied by such fractional interest. Upon surrender of stock certificates to the transfer agent, a certificate representing the share of New Common Stock will be issued, together with cash for any fractional interest, and forwarded to the stockholder. The ownership of a fractional interest of a share will not give the holder thereof any voting, dividend or other rights except the right to receive payment therefore as described herein.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of the material anticipated Federal income tax consequences of the Reverse Stock Split to stockholders of the Company. This summary is based on the Federal income tax laws as now in effect and as currently interpreted; it does not take into account possible changes in such tax laws or interpretations, including amendments to applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary does not purport to address all aspects of the possible Federal income tax consequences of the Reverse Stock Split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the Federal income tax consequences to stockholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws (for example, life insurance companies, financial institutions, tax-exempt organizations, regulated investment companies and foreign taxpayers).

    The summary does not address any consequence of the Reverse Stock Split under any state, local or foreign tax laws.

    No ruling will be obtained from the Internal Revenue Service regarding the Federal income tax consequences to the stockholders of the Company as a result of the Reverse Stock Split. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT THE STOCKHOLDER'S TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

    The Reverse Stock Split is intended to qualify as a "recapitalization" as described in Section 368(a)(1) of the Code. Consequently, no gain or loss should be recognized by the Company and, except to the extent of the cash received for any fractional share, no gain or loss should be recognized by stockholders who exchange their shares in connection with the Reverse Stock Split. With reference to exchanging stockholders, the aggregate basis of the shares of New Common Stock received (excluding any fractional share for which cash is received) will be the same as the aggregate basis of Common Stock surrendered in exchange therefor. Similarly, the holding period for New Common Stock received as a result of the Reverse Stock Split will include the holding period of the shares of Common Stock surrendered in exchange thereof.


    THE BOARD RECOMMENDS A VOTE FOR THE REVERSE SPLIT AMENDMENT. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK AND THE AFFIRMATIVE VOTE OF 66 2/3% OF THE OUTSTANDING SHARES OF SERIES A PREFERRED STOCK, VOTING SEPARATELY, IS REQUIRED FOR APPROVAL OF THE REVERSE SPLIT AMENDMENT.

                                 OTHER MATTERS

    The Board is not aware of any matters not set forth herein that may come before the Meeting. If, however, further business properly comes before the Meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

    Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 1997 annual meeting of stockholders, such proposals must be received by the Company at the Company's principal executive offices not later than July 30, 1997. Proposals should be directed to the attention of the Secretary of the Company.


                        INCORPORATION OF INFORMATION BY
           REFERENCE TO TRANSITION REPORT ON FORM 10-KSB, AS AMENDED
                AND QUARTERLY REPORTS ON FORM 10-QSB, AS AMENDED



    The Company's Transition Report on Form 10-KSB for the transition period from September 1, 1995 to June 30, 1996, as amended, including the financial statements and the Company's Quarterly Reports on Form 10-QSB for the quarters ended September 30, 1996, December 31, 1996 and March 31, 1997, as amended, including the financial statements, but excluding all exhibits, is being sent concurrently herewith without charge to each person whose proxy is being solicited. The following information contained in the Form 10-KSB, as amended, is incorporated into this Proxy Statement by reference: Item 6, Management's Discussion and Analysis of Financial Condition and Results of Operations; Financial Statements, including the notes thereto and the report of Arthur Andersen dated July 31, 1996; and Item 8, Changes in and Disagreements with Accountants on Accounting and Financial Disclosure. The following information contained in the Forms 10-QSB, as amended, are incorporated into this Proxy Statement by reference: Item 1 of Part 1, Financial Statements and Item 2 of
Part 1, Management's Discussion and Analysis of Financial Condition and Results of Operations. The Company expects that a representative of Arthur Andersen LLP will attend the Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders, if any.


    Your cooperation in giving this matter your immediate attention and returning your Proxy is appreciated.

                                          By order of the Board of Directors,

                                          John J. McDonough
                                          Secretary


July 3, 1997

                                                                       EXHIBIT A

                             1996 STOCK OPTION PLAN

1. PURPOSE.

    The purposes of the 1996 Stock Option Plan (the "Plan") are to induce certain employees, consultants and directors to remain in the employ or service, or to continue to serve as directors, of Palatin Technologies, Inc. (the "Company") and its present and future subsidiary corporations (each a "Subsidiary"), as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to attract new individuals to enter into such employment or service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of stock options (the "Options") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. Options granted hereunder are intended to be either (a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of Section 422(b) of the Code) or (b) options which are not incentive stock options ("non-incentive stock options") or (c) a combination thereof, as determined by the Committee (the "Committee") referred to in Section 4 hereof at the time of the grant thereof.

2. EFFECTIVE DATE OF THE PLAN.

    The Plan became effective on August 28, 1996, by action of the Board, subject to ratification by stockholders of the Company.

3. STOCK SUBJECT TO PLAN.

    2,500,000 of the authorized but unissued shares of the Common Stock, $0.01 par value, of the Company (the "Common Stock") are hereby reserved for issue upon the exercise of Options granted under the Plan; provided, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Common Stock are purchased by the Company and set aside for issue upon the exercise of Options. If any Options expire or terminate for any reason with out having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

4. COMMITTEE.

    The Committee shall consist of two or more members of the Board both or all of whom shall be "non-employee directors" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" within the contemplation of Section 162(m)(4)(C)(i) of the Code. The President of the Company shall also be a member of the Committee, ex-officio, whether or not he or she is otherwise eligible to be a member of the Committee. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. In the event that no Committee shall have been appointed, the Board shall serve as the Committee. A majority of the members of the Committee shall con-stitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

5. ADMINISTRATION.

    Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements or certificates (which need not be identical), to determine the individuals (each a "Participant") to whom and the times and the prices at which Options shall be granted, the periods during which each Option shall be exercisable, the number of shares of the Common Stock to be subject to each Option and whether such Option shall be an incentive stock option or a non-incentive stock option and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees and consultants, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee in its discretion shall deem relevant. The Committee's determination on the matters referred to in this Section 5 shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Option shall be final, binding and conclusive.

6. ELIGIBILITY.

    A. An Option may be granted only to (i) an employee or consultant of the Company or a Subsidiary, (ii) a director of the Company who is not employed by the Company or any of the Subsidiaries (a "Non-Employee Director") and (iii) employees of a corporation or other business enterprise which has been acquired by the Company or a Subsidiary, whether by exchange or purchase of stock, purchase of assets, merger or reverse merger or otherwise, who hold options with respect to the stock of such corporation which the Company has agreed to assume or for which the Company has agreed to provide substitute options.

    B. (i) On August 28, 1996, each Non-Employee Director shall be granted an Option (a "Non-Employee Director's Formula Option") to purchase 20,000 shares of the Common Stock at the initial per share option price equal to the fair market value of a share of the Common Stock on the date of grant.

        (ii) At the first meeting of the Board immediately following the annual meeting of the Stockholders of the Company held in 1997, and at the first meeting of the Board immediately following each subsequent annual meeting of the Stockholders of the Company, each Non-Employee Director shall be granted an Option (a "Non-Employee Director's Formula Option") to purchase 10,000 shares of the Common Stock at the initial per share option price equal to the fair market value of a share of the Common Stock on the date of grant.

        (iii) Each Non-Employee Director who becomes a director subsequent to the adoption date of the Plan, and prior to the date of any annual meeting of the Shareholders of the Company, shall be granted, on the date he or she becomes a director, an Option (a "Non-Employee Director's Formula Option") to purchase the number of shares of the Common Stock equal to the product of
    (i) 10,000 and (ii) a fraction, the numerator of which is the number of full calendar months prior to the next scheduled annual meeting of Shareholders and the denominator of which is 12, at the initial per share option price equal to the fair market value of a share of the Common Stock on the date of grant.

        (iv) A Non-Employee Director may not exercise a Non-Employee Director's Formula Option during the period commencing on the date of the granting of such Option to him or her and ending on the day next preceding the first anniversary of such date. A Non-Employee Director may (i) during the period commencing on the first anniversary of the date of the granting of a Non-Employee Director's Formula Option to him or her and ending on the day next preceding the second anniversary of such date, exercise such Option with respect to one-fourth of the shares granted thereby, (ii) during the period commencing on such second anniversary and ending on the day next preceding the third anniversary of the date of the granting of such Option, exercise such Option with respect to one-half of the shares granted thereby, (iii) during the period commencing on such third anniversary and ending on the date next preceding the fourth anniversary of the date of the granting of such Option, exercise such Option with respect to three-fourths of the shares granted thereby and (iv) during the period commencing on such fourth anniversary and ending on the date of the expiration of such Option, exercise such Option with respect to all of the shares granted thereby.

7. OPTION PRICES.

    A. Except as otherwise provided in Section 17, the initial per share option price of any Option shall be the price determined by the Committee, but not less than the fair market value of a share of the Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the initial per share option price shall not be less than 110% of the fair market value of a share of the Common Stock on the date of grant.

    B. For all purposes of the Plan, the fair market value of a share of the Common Stock on any date shall be determined by the Committee as follows:

        (i) If the Common Stock is listed on the OTC Electronic Bulletin Board, its fair market value shall be the closing selling price on such date for the Common Stock as reported on the OTC Electronic Bulletin Board. If there are no sales of the Common Stock on that date, then the reported closing selling price for the Common Stock on the next preceding date for which such closing selling price is quoted shall be determinative of fair market value; or,

        (ii) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the Nasdaq National Market System or the Nasdaq SmallCap Market System, its fair market value shall be the reported closing selling price for the Common Stock on the principal securities exchange or national market system on which the Common Stock is at such date listed for trading. If there are no sales of Common Stock on that date, then the reported closing selling price for the Common Stock on the next preceding day for which such closing selling price is quoted shall be determinative of fair market value; or,

        (iii) If the Common Stock is not traded on the OTC Electronic Bulletin Board, an exchange, or a national market system, its fair market value shall be determined in good faith by the Committee, and such determination shall be conclusive and binding on all persons.

8. OPTION TERM.

    Participants shall be granted Options for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, except as otherwise provided in Section 17, in the case of a Participant who owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock of the Company at the time an Option which is an incentive stock option is granted to him or her, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof; provided, further, however, that the term of each Non-Employee Director's Formula Option shall be ten years from the date of the granting thereof.

9. LIMITATIONS ON AMOUNT OF OPTIONS GRANTED.

    A. Except as otherwise provided in Section 17, the aggregate fair market value of the shares of the Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

    B. Except as otherwise provided in Section 17, no Participant shall, during any fiscal year of the Company, be granted Options to purchase more than 500,000 shares of the Common Stock.

10. EXERCISE OF OPTIONS.

    A. Except as otherwise provided in Section 17 and except as otherwise determined by the Committee at the time of the grant of an Option other than a Non-Employee Director's Formula Option, a Participant may not exercise an Option during the period commencing on the date of the granting of such Option to him or her and ending on the day next preceding the first anniversary of such date. Except as otherwise set forth in Sections 9A and 17 and in the preceding sentence, a Participant may (i) during the period commencing on the first anniversary of the date of the granting of an Option to him or her and ending on the day next preceding the second anniversary of such date, exercise such Option with respect to one-fourth of the shares granted thereby, (ii) during the period commencing on such second anniversary and ending on the day next preceding the third anniversary of the date of the granting of such Option, exercise such Option with respect to one-half of the shares granted thereby, (iii) during the period commencing on such third anniversary and ending on the date next preceding the fourth anniversary of the date of the granting of such Option, exercise such Option with respect to three-fourths of the shares granted thereby and (iv) during the period commencing on such fourth anniversary and ending on the date of the expiration of such Option, exercise such Option with respect to all of the shares granted thereby.

    B. Except as hereinbefore otherwise set forth, an Option may be exercised either in whole at any time or in part from time to time.

    C. An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Common Stock and payment to the Company of the amount of the option price for the number of shares of the Common Stock so specified.

    D. Except in the case of a Non-Employee Director's Formula Option, the Board may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

    E. Notwithstanding any other provision of the Plan to the contrary, including, but not limited to, the provisions of Section 10D, if any Participant shall have effected a "Hardship Withdrawal" from a "401(k) Plan" maintained by the Company and/or one or more of the Subsidiaries, then, during the period of one year commencing on the date of such Hardship Withdrawal, such Participant may not exercise any Option. For the purpose of this paragraph E, a Hardship Withdrawal shall mean a distribution to a Participant provided for in Reg.
Section 1.401(k)-1(d)(1)(ii) promulgated under Section 401(k)(2)(B)(i)(iv) of the Code and a 401(k) Plan shall mean a plan which is a "qualified plan" within the contemplation of section 401(a) of the Code which contains a "qualified cash or deferred arrangement" within the contemplation of section 401(k)(2) of the Code.

11. TRANSFERABILITY.

    No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to him or her may be exercised only by him or her.

12. TERMINATION OF EMPLOYMENT.

    A. In the event a Participant leaves the employ of the Company and the Subsidiaries or ceases to serve as a consultant to the Company and/or as a Non-Employee Director of the Company, whether voluntarily or otherwise, each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been canceled shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of 90 days after the date of such Participant's termination of employment or service and the date of termination specified in such Option. Notwithstanding the foregoing, if a Participant's employment by the Company and the Subsidiaries or service as a consultant and/or as a Non-Employee Director of the Company is terminated for "cause" (as defined herein), each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent not theretofore exercised, terminate forthwith.

    B. For purposes of the foregoing, the term "cause" shall mean: (i) the commission by a Participant of any act or omission that would constitute a crime under federal, state or equivalent foreign law, (ii) the commission by a Participant of any act of moral turpitude, (iii) fraud, dishonesty or other acts or omissions that result in a breach of any fiduciary or other material duty to the Company and/or the Subsidiaries or (iv) continued alcohol or other substance abuse that renders a Participant incapable of performing his or her material duties to the satisfaction of the Company and/or the Subsidiaries.

13. ADJUSTMENT OF NUMBER OF SHARES.

    A. In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any Option and the number of shares of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number of shares set forth in Sections 6B and 9B shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Common Stock then subject to any Option and for each share of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and for each share of the Common Stock referred to in Sections 6B and 9B, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.

    B. In the event that there shall be any change, other than as specified in
Section 13, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option and the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number or kind of shares referred to in Sections 6B and 9B, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement or certificate entered into in accordance with the provisions of the Plan.

    C. In the case of any substitution or adjustment in accordance with the provisions of this Section 13, the option price in each stock option agreement or certificate for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 13.

    D. No adjustment or substitution provided for in this Section 13 shall require the Company to sell a fractional share under any stock option agreement or certificate.

    E. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then, except as otherwise provided in the second sentence of Section 13A, each Option, to the extent not theretofore exercised, shall terminate forthwith.

14. PURCHASE FOR INVESTMENT, WITHHOLDING AND WAIVERS.

    A. Unless the shares to be issued upon the exercise of an Option by a Participant shall be registered prior to the issuance thereof under the Securities Act of 1933, as amended, such Participant will, as a condition of the Company's obligation to issue such shares, be required to give a representation in writing that he or she is acquiring such shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

    B. In the event of the death of a Participant, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

    C. In the case of each non-incentive stock option, a condition of exercising the same shall be the entry by the person exercising the same into such arrangements with the Company with respect to withholding as the Committee may determine.

15. NO STOCKHOLDER STATUS.

    Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share issued upon exercise of an Option shall be fully paid and non-assessable.

16. NO RESTRICTIONS ON CORPORATE ACTS.

    Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

17. OPTIONS GRANTED IN CONNECTION WITH ACQUISITIONS.

    In the event that the Committee determines that, in connection with the acquisition by the Company or a Subsidiary of another corporation which will become a Subsidiary or division of the Company or a Subsidiary (such corporation being hereafter referred to as an "Acquired Subsidiary"), Options may be granted hereunder to employees and other personnel of an Acquired Subsidiary in exchange for then outstanding options to purchase securities of the Acquired Subsidiary. Such Options may be granted at such option prices, may be exercisable immediately or at any time or times either in whole or in part, and may contain such other provisions not inconsistent with the Plan, or the requirements set forth in Section 19 that certain amendments to the Plan be approved by the stockholders of the Company, as the Committee, in its discretion, shall deem appropriate at the time of the granting of such Options.

18. NO EMPLOYMENT OR SERVICE RIGHT.

    Neither the existence of the Plan nor the grant of any Option shall require the Company or any Subsidiary to continue any Participant in the employ of the Company or such Subsidiary or require the Company to continue any Participant as a director of the Company.

19. TERMINATION AND AMENDMENT OF THE PLAN.

    The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not without further approval of the holders of a majority of the shares of the Common Stock present in person or by proxy at any special or annual meeting of the stockholders, increase the number of shares as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of Section 13), or change the manner of determining the option prices, or extend the period during which an Option may be granted or exercised; provided, however, the provisions of the Plan governing the grant of Non-Employee Director's Formula Options may not be amended except by the vote of a majority of the members of the Board and by the vote of a majority of the members of the Board who are employees of the Company or a Subsidiary and shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the Rules of the Securities and Exchange Commission promulgated under Section 16 of the Exchange Act. Except as otherwise provided in Section 13, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.

20. EXPIRATION AND TERMINATION OF THE PLAN.

    The Plan shall terminate on August 27, 2006 or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

                                   EXHIBIT B

                    SECTION 1 OF ARTICLE IV OF THE COMPANY'S
                     RESTATED CERTIFICATE OF INCORPORATION,
                           AS PROPOSED TO BE AMENDED

    THE FOLLOWING RESOLUTION WOULD AMEND SECTION 1. OF ARTICLE IV OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT THE AUTHORIZED CAPITAL AMENDMENT.

    RESOLVED, that Article IV of the Company's Restated Certificate of Incorporation, as amended, be revised to substitute a new Section 1 as follows:

        Section 1. AUTHORIZED CAPITAL STOCK. The Corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares of capital stock which the Corporation shall have the authority to issue is 85,000,000, comprised of 75,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share.

                                   EXHIBIT C

           PROPOSED AMENDMENT TO ARTICLE IV OF THE COMPANY'S RESTATED
                          CERTIFICATE OF INCORPORATION
                       TO EFFECT THE REVERSE STOCK SPLIT

    SECTION 4 SET FORTH IN THE FOLLOWING RESOLUTIONS WOULD BE ADDED TO ARTICLE IV OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT THE REVERSE STOCK SPLIT. IF PROPOSAL NO. 2 IS ADOPTED, AS REFLECTED IN EXHIBIT B, THEN THE FOLLOWING SECTION WOULD AMEND ARTICLE IV AS AMENDED BY PROPOSAL NO. 2 AND SET FORTH IN EXHIBIT B. IF PROPOSAL NO. 2 IS NOT ADOPTED, THEN THE FOLLOWING SECTION WOULD AMEND ARTICLE IV AS IT PRESENTLY EXISTS. THE FOLLOWING SECTION WOULD BECOME EFFECTIVE ONLY UPON AFFIRMATIVE ACTION BY THE BOARD OF DIRECTORS OF THE COMPANY ON OR PRIOR TO DECEMBER 31, 1997, SETTING THE SPLIT RATIO AT BETWEEN ONE-FOR-TWO AND ONE-FOR-FOUR. THE BOARD OF DIRECTORS HAS THE AUTHORITY TO DETERMINE NOT TO MAKE THE FOLLOWING SECTION EFFECTIVE.

    RESOLVED, that Article IV of the Company's Restated Certificate of Incorporation, as amended, be amended to include a new Section 4 as follows:

    SECTION 4.  Upon the date the Certificate of Amendment, including this
Section 4, is filed with the Secretary of State of the State of Delaware, each [*] shares of issued and outstanding shares of Common Stock of this Corporation shall be automatically combined into one share of Common Stock of this Corporation (the "Reverse Stock Split"). In lieu of the issuance of any fractional shares that would otherwise result from the Reverse Stock Split, the Corporation shall pay the cash value of fractions of a share determined by the average closing price of the Common Stock for the five (5) trading days immediately preceding the Effective Date multiplied by the fractional interest. Following the effectiveness of this Certificate of Amendment, certificates representing the shares of Common Stock to be outstanding thereafter shall be exchanged for certificates now outstanding pursuant to procedures adopted by the Corporation's Board of Directors and communicated to those who are to receive new certificates; and

    FURTHER RESOLVED, that any time prior to the effectiveness of the foregoing amendment, without further action by the stockholders, the Board or Directors may abandon such amendment, or any part thereof authorizing a combination of shares of Common Stock on a basis which the Board of Directors determines is not in the best interests of the Corporation and its stockholders.

------------------------

* By approving this amendment stockholders will approve the combination of any number of shares of common stock between and including four and two (including numbers consisting of whole shares and tenths of shares) into one share. The certificate of amendment filed with the Delaware Secretary of State will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

                           PALATIN TECHNOLOGIES, INC.
          214 CARNEGIE CENTER, SUITE 100, PRINCETON, NEW JERSEY 08540

                 SPECIAL MEETING OF STOCKHOLDERS--JULY 30, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Edward J. Quilty and Carl Spana, and each of them (with full power to act without the other), as proxies with full power of substitution, to vote all shares of Common Stock, $.01 par value (the "Common Stock"), and Series A Preferred Convertible Stock, $.01 par value (the "Series A Preferred Stock"), of Palatin Technologies, Inc., a Delaware corporation (the "Company"), held of record by the undersigned on June 27, 1997, at the Company's Special Meeting of Stockholders to be held July 30, 1997 and at any postponement or adjournment thereof.

1. To approve the adoption of the Company's 1996 Stock Option Plan.

             / /    FOR          / /    AGAINST          / /    ABSTAIN

2. To approve an amendment to the Company's Restated Certificate of Incorporation, as amended ("Certificate of Incorporation") increasing the total number of authorized shares of capital stock from 27,000,000 shares to 85,000,000 shares, of which 75,000,000 shall be Common Stock, $.01 par value per share ("Common Stock") and 10,000,000 shall be Preferred Stock, $.01 par value per share.

             / /    FOR          / /    AGAINST          / /    ABSTAIN

3. To approve amendments to the Certificate of Incorporation which will effect a reverse stock split of the Company's Common Stock (such split to fall within a range between and including one (1) share of common stock ("New Common Stock") for every two (2) shares of Common Stock outstanding and one (1) share of New Common Stock for every four (4) shares of Common Stock outstanding) depending upon a determination by the Board of Directors that a reverse stock split is in the best interests of the Company and its stockholders and authorizing the Board of Directors to file one such amendment.

             / /    FOR          / /    AGAINST          / /    ABSTAIN

                        (TO BE SIGNED ON REVERSE SIDE.)

4. In their discretion, the proxies are authorized to vote upon such matters as may properly come before the meeting or any postponement or adjournment thereof.

             / /    GRANT AUTHORITY          / /    WITHHOLD AUTHORITY

You are urged to cast your vote by marking the appropriate boxes.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED FOR PROPOSALS NO. 1, 2 AND 3 AND ON ANY OTHER MATTER COMING BEFORE THE MEETING IN THE DISCRETION OF THE ABOVE-NAMED PERSONS.

    The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all the said attorneys, agents, proxies, their substitutes or any of them may lawfully do by virtue hereof.

    Please complete, sign, date and return this Proxy in the enclosed envelope. No postage required if mailed in the United States.

                                              DATE _____________________________
                                              __________________________________

                                              __________________________________
                                                         SIGNATURE(S)

                                              NOTE: Please date this Proxy and
                                                    sign your names exactly as
                                                    it appears hereon. When
                                                    there is more than one
                                                    owner, each should sign.
                                                    When shares are held by
                                                    joint tenants, both should
                                                    sign. When signing as
                                                    attorney, executor,
                                                    administrator, trustee or
                                                    guardian, please give full
                                                    title as such. If executed
                                                    by a corporation, this Proxy
                                                    should be signed by a duly
                                                    authorized officer. If a
                                                    partnership, please sign in
                                                    partnership name by
                                                    authorized persons. Please
                                                    note any changes in your
                                                    address alongside the
                                                    address as it appears in the
                                                    Proxy.